POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby authorizes Russell D. Phillips, Jr. of Alliance
Imaging, Inc. (the "Company"), to execute for and on
behalf of the undersigned, in the undersigned's
capacity as a director and/or executive officer of the
Company, Forms 3, 4 and 5, and any amendments thereto,
and cause such form(s) to be filed with the United
States Securities and Exchange Commission pursuant to
Section 16(a) of the Securities Act of 1934, relating
to the undersigned's beneficial ownership of
securities in the Company.  The undersigned hereby
grants to each such attorney-in-fact full power and
authority to do and perform any and every act and
thing whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all that
such attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause
to be done by virtue of this power of attorney and the
rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in
serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company
assuming, any of the undersigned's responsibilities to
comply with Section 16 of the Securities Exchange Act
of 1934.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required
to file Forms 3, 4 and 5 with respect to the
undersigned's holdings of, and transactions in,
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has cause this
Power of Attorney to be executed as of this 8th day of
September, 2004.
						/s/ Adam H. Clammer








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